Exhibit 3.45

CERTIFICATE OF LIMITED PARTNERSHIP
OF
ENERGY PLUS NATURAL GAS LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1.                                       Name. The name of the limited partnership is Energy Plus Natural Gas LP.

2.                                       Registered Office. The address of the registered office of the limited partnership in the State of Delaware, County of New Castle, is 1313 N. Market Street, Suite 5100, Wilmington, Delaware 19801.

3.                                       Registered Agent. The registered agent for service of process on the limited partnership in the State of Delaware, County of New Castle, is PHS Corporate Services, Inc.

4.                                       General Partner. The name and address of the sole general partner of the limited partnership is as follows:

Energy Plus Holdings LLC

3711 Market Street, 10th Floor

Philadelphia, PA 19104

IN WITNESS WHEREOF, the undersigned General Partner has duly executed this Certificate of Limited Partnership as of this 23 day of August, 2010.

ENERGY PLUS HOLDINGS, LLC,
General Partner

By:	/s/ Kevin Kleinschmitt

Print Name:	Kevin Kleinschmitt

Title:	President